                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        September 27, 2000

                         Titan Motorcycle Co. of America

               (Exact Name of Registrant as Specified in Charter)


     Nevada                        000-24477                  86-0776876

(State or Other Jurisdiction      (Commission                (IRS Employer
 of Incorporation)                File Number)             Identification No.)


2222 West Peoria Avenue, Phoenix, Arizona                       85029

(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code         (602) 861-6977

        (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER ITEMS.

      As described in a previous report on Form 8-K filed with the SEC on July 20, 2000, Titan was notified by Nasdaq that it was not in compliance with Nasdaq's continued SmallCap Market criteria. Specifically, Nasdaq noted that Titan did not have either $2 million in net tangible assets, $35 million of market capitalization or $5 million in net income. Subsequent to Nasdaq's notification, Titan's Series A and Series B Convertible Preferred Stockholders agreed to modify the terms of their preferred stock so that the preferred stock would be characterized under generally accepted accounting principles as equity rather than as mezzanine instruments, which had the effect of increasing Titan's net tangible assets. On May 24, 2000, Titan submitted a plan of compliance and a request for extension to comply with Nasdaq's maintenance criteria. By a letter dated September 22, 2000, Nasdaq approved Titan's plan of compliance and granted the Company's request for an extension to regain compliance.

      To demonstrate compliance with Nasdaq's net tangible asset requirement, Titan is filing this report together with an unaudited balance sheet and unaudited income statement giving effect, on a pro forma basis, to the recharacterization of the Series A and B Convertible Preferred Stock from mezzanine debt to equity. The balance sheet and income statement are set forth below.

      Despite Titan's compliance with Nasdaq's net tangible assets requirement, Titan continues to be at risk of delisting by Nasdaq. As described in a previous report on Form 8-K filed with the SEC on August 23, 2000, Titan's two independent directors resigned on August 18, 2000. By a letter dated September 22, 2000, Nasdaq has informed Titan that it no longer meets the independent director and Audit Committee requirements currently applicable to the Company. Titan must submit a plan and timetable of compliance with Nasdaq by October 6, 2000, detailing how it intends to comply with these requirements.

      As described in a previous report on Form 8-K filed with the SEC on September 7, 2000, Titan received a letter from Nasdaq on August 30, 2000 informing Titan that its common stock had failed to meet the minimum bid price of $1.00 over the preceding 30 consecutive trading days, and that, as a result, Titan did not meet the maintenance criteria for continued listing on the Nasdaq SmallCap Market. Pursuant to the letter, Nasdaq has provided Titan 90 days to comply with the minimum bid price requirement. If Titan is unable to comply by November 28, 2000, its common stock will be delisted at the opening of business on November 30, 2000.

      If the Company fails to maintain its Nasdaq SmallCap Market listing for its securities, trading in its stock is likely to be materially adversely effected. Among other things, the Company's common stock would then constitute "penny stock," which would place increased regulatory burden upon brokers, making them less likely to make a market in the stock.

      In addition, if Titan is delisted, it will constitute a default under the terms of the Securities Purchase Agreements covering the 12% Convertible Debentures and the Series A, Series B and Series C Convertible Preferred Stock previously issued by Titan. As a result, Titan may be required to redeem the Debentures or the Convertible Preferred Stock at a time when it does not have sufficient funds to do so. In this case, Titan may be forced into liquidation or reorganization under the federal bankruptcy laws.

ITEM 7.  FINANCIAL STATEMENTS.

                         TITAN MOTORCYCLE CO. OF AMERICA
                             PRO FORMA BALANCE SHEET
                               AS OF JULY 1, 2000

                                                                                                           PRO FORMA
ASSETS                                                          JULY 1, 2000       ADJUSTMENTS            JULY 1, 2000
                                                                ------------       -----------            ------------
                                                                 (Unaudited)
Current assets:
          Cash                                                      $ 163,822                               $ 163,822
          Accounts receivable, net                                  1,977,203                               1,977,203
          Accounts receivable - related party, net                    425,000                                 425,000
          Inventory, net                                           14,606,893                              14,606,893
          Prepaid expenses                                            256,653                                 256,653
                                                               ---------------                         ---------------

          TOTAL CURRENT ASSETS                                   $ 17,429,571                            $ 17,429,571

Property and equipment, net                                       $ 1,823,035                             $ 1,823,035
Other assets                                                           17,317                                  17,317
Trademarks,net                                                         84,516                                  84,516
                                                               ---------------                         ---------------

          TOTAL ASSETS                                           $ 19,354,439                            $ 19,354,439
                                                               ===============                         ===============

LIABILITIES, REDEEMABLE PREFERRED STOCK
 AND STOCKHOLDERS' EQUITY

Current liabilities:
          Bank Overdraft                                         $         --                            $         --
          Accounts payable                                          3,930,753                               3,930,753
          Accrued expenses                                          1,368,426          (449,491) A            918,935
          Note Payable - Line of Credit                             6,028,228                               6,028,228
          Repurchase Obligation                                     1,262,092                               1,262,092
          Current portion of notes payable                            941,782                                 941,782
                                                               ---------------                         ---------------

          TOTAL CURRENT LIABILITIES                              $ 13,531,281                            $ 13,081,790

Notes payable                                                       2,583,212          (600,000) A          1,983,212
                                                               ---------------                         ---------------

          TOTAL LIABILITIES                                      $ 16,114,493                            $ 15,065,002

Redeemable Preferred Stock
          Cumulative preferred stock, 7,273
               share outstanding                                  $ 5,608,836        (4,809,831) B          $ 799,005

Stockholders' Equity

          Preferred Stock                                        $         --         4,809,831  B        $ 4,809,831
          Common stock, par value $.001; 100,000,000
            shares authorized                                          18,005               725  A             18,730
          Additional paid in capital                               10,735,424         1,048,766  A         11,784,190
          Unearned compensation                                       (27,843)                                (27,843)
          Accumulated deficit                                     (13,094,476)                            (13,094,476)
                                                               ---------------                         ---------------

          TOTAL STOCKHOLDERS' DEFICIT                            $ (2,368,890)        5,859,322           $ 3,490,432

          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT            $ 19,354,439                            $ 19,354,439
                                                               ===============                         ===============

          NET WORTH ANALYSIS:

          PRO FORMA NET WORTH AS OF JULY 1, 2000                 $ (2,368,890)        5,859,322          $ 3,490,432


A = Conversion of subordinated debt and related accrued interest to common stock.

B = Reclassification of Redeemable Preferred Stock to Preferred Stock based upon amendment of agreements.



                        Titan Motorcycle Co. of America
                            Statement of Operations




                                                 Twenty-Six Weeks Ended
                                                     July 1, 2000
                                                  ----------------------
Sales, net                                            $ 19,146,421

Cost of goods sold                                      17,958,060
                                                      ------------

     Gross profit                                     $  1,188,361
                                                      ------------
Operating expenses:
     Selling, general and administrative              $  3,654,987
     Research and development                               76,450
                                                      ------------
         Total operating expenses                     $  3,731,437

         Income (loss) from operations                $ (2,543,076)

Other income (expense):
     Other income (expense)                           $      3,522
     Non recurring finance costs                          (185,000)
     Interest expense                                     (520,154)
                                                      ------------
         Total other income (expense)                 $   (701,632)

Income (loss) before income taxes                     $ (3,244,708)
     Income taxes                                               --
                                                      ------------

     Net loss                                         $ (3,244,708)
                                                      ============



 (c)      Exhibits.

EXHIBIT
NUMBER      DESCRIPTION

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Titan Motorcycle Co. of America

                                    /s:/Francis S. Keery/
                                    ------------------------------
                                        Francis S. Keery
                                        Chief Executive Officer

Dated: September 27, 2000

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